FOR IMMEDIATE RELEASE		PRESS RELEASE

Please Contact:	Michael Gelmon, CEO Banyan Corporation (800) 808-0899
e-mail: info@chiropracticusa.net
Investor Relations 877-980-3114
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN CORPORATION FILING PENDING

LOS ANGELES (April 16, 2004)--Banyan Corporation (OTCBB: BANY) is awaiting the final approval of its external auditors review committees for the release of the Banyan 2003 audited financial statements. The company anticipates this to occur shortly. Filing of the Form 10-KSB will occur immediately upon the release by the auditor.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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